UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

Lottery.com Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20808 State Hwy 71 W, Unit B Spicewood, Texas	78669
(Address of Principal Executive Offices)	(Zip Code)

(737) 309-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $230.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

As reported on Form 8-K filed on August 1, 2023, on July 26, 2023, Lottery.com Inc. (the “Company”) entered into a Loan Agreement with United Capital Investments London Limited (“UCIL”) which included a supplemental credit facility, at the Company’s written request and at UCIL’s sole discretion, for an amount up to a total of $49,000,000 in supplemental funding (the “Accordion”) with an initial tranche of up to $1,000,000.

As reported on Form 8-K filed on August 24, 2023, on August 18, 2023, the Company amended the Loan Agreement with UCIL resulting in an “Amended and Restated Loan Agreement”, dated August 8, 2023, which made certain technical amendments to the conversion mechanics therein to comply with Nasdaq’s listing rules relating to stockholder voting rights.

On February 16, 2024, the Company and UCIL entered into an “Amendment and Restatement Agreement No. 2” to the “Amended and Restated Loan Agreement” to increase the amount of the Accordion from $49,000,000 to $149,000,000 (the “Amendment”).

On February 16, 2024, Prosperity Investment Management, a multinational investment management firm with offices in Basel, Switzerland, Dubai, UAE, and Miami, Florida, in advance of the completion of their due diligence on the Company, began to fund their commitment to the Company of an investment of $18 million through UCIL’s Amended and Restated Loan Agreement.

The foregoing description of the original Loan Agreement is not complete and is qualified in its entirety by its full text, which was filed as Exhibit 10.1 on Form 8-K on August 1, 2023, and incorporated by reference herein.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Amendment and Restatement Agreement No.2, dated February 16, 2024, to Amended and Restated Loan Agreement, dated August 18, 2024, by and between Lottery.com Inc. and United Capital Investments London Limited

10.2	Amended and Restated Loan Agreement, dated August 18, 2024, as further amended and restated on February 16, 2024, by and between Lottery.com Inc. and United Capital Investments London Limited

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lottery.com Inc.

By:	/s/ Matthew McGahan
Name:	Matthew McGahan
Title:	Chief Executive Officer

Date: February 22, 2024